EXHIBIT 99.1

EasyLink Services International Corporation Announces Definitive Agreement to be Acquired by OpenText Corporation

NORCROSS, Ga., May 1, 2012 (GLOBE NEWSWIRE) -- EasyLink Services International Corporation (EasyLink) (Nasdaq:ESIC) today announced it has entered into a definitive agreement and plan of merger with OpenTextTM Corporation (OpenText) (Nasdaq:OTEX) (TSX:OTC). Under the terms of the agreement, OpenText will acquire all of the outstanding common stock of EasyLink for $7.25 per share in cash for each share of common stock of EasyLink.

EasyLink's board of directors determined that the offer from OpenText represented a significant premium and pursuant to its fiduciary duties unanimously approved the proposed merger. The acquisition of EasyLink by OpenText is subject to customary conditions, including the approval by EasyLink shareholders and regulatory authorities, and is expected to close in mid to late summer of 2012.

"After a thorough review of a broad range of alternatives to enhance stockholder value, our board of directors concluded that the best available option was a merger with OpenText," said Kim Cooke, chairman of EasyLink. "We are pleased that this transaction appropriately recognizes the value of EasyLink's relationships, technology and solutions, while providing our stockholders with an attractive cash premium for their investment."

OpenText, headquartered in Waterloo, Ontario, is the world's largest independent provider of Enterprise Content Management software with $1.03 billion in revenue and support for approximately 46,000 customers and millions of users in 114 countries and 12 languages.

"EasyLink has a unique and exciting opportunity to be part of a leading enterprise software company that is strategically aligned to capitalize on EasyLink's core global business," said Tom Stallings, chief executive officer of EasyLink. "This acquisition supports all of the hard work our colleagues around the world have done to create a strong business. By acquiring EasyLink, OpenText will be able to build upon EasyLink's portfolio of cloud-based on-demand and supply chain solutions and leverage its talented employees, industry expertise and broad customer base."

William Blair & Company is acting as financial advisor to EasyLink. In this role William Blair rendered its opinion to the Board of Directors as to the fairness, from a financial point of view, to EasyLink's common stockholders (other than Open Text) of the consideration to be received by such holders in conjunction with this transaction.

Troutman Sanders LLP is serving as legal advisor to EasyLink in connection with this transaction.

About OpenText

OpenText is the world's largest independent provider of Enterprise Content Management (ECM) software. The Company's solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (Nasdaq:ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of "any to any" business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

The EasyLink Services International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7889

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

CONTACT: Glen Shipley

Chief Financial Officer

gshipley@easylink.com

678-533-8004

Source: EasyLink Services International Corporation

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